Exhibit 10

AGREEMENT

THIS AGREEMENT (the “Agreement”) made this 15th day of July, 2013 by and among, NeoHydro Technologies Corp., a Nevada corporation, with offices located at 2200 Yarbrough Avenue, Suite B 305, El Paso TX 79925 (“NeoHydro”) and Couponz, Inc. a Nevada corporation, with offices located at 500 N. Rainbow Blvd. Suite 300, Las Vegas, NV 89107, (“COUPONZ, INC.” or “the Company”) on behalf of its shareholders, both parties hereinafter referred to as the “Parties.”

BACKGROUND:

•                     The Boards of Directors of NeoHydro Technologies Corp. and COUPONZ, INC. have determined that an acquisition of 100% of the outstanding shares in COUPONZ, INC. by NeoHydro Technologies Corp. through a share exchange upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of NeoHydro Technologies Corp. and COUPONZ, INC.’s shareholders, and the Boards of Directors of NeoHydro Technologies Corp. and COUPONZ, INC. have approved such Exchange, pursuant to which all of the right, title and interest in and to 100% of the ownership interest in COUPONZ, INC. (the “Ownership Interest”) will be exchanged for the right to receive 24,514,319 shares of preferred stock of NeoHydro Technologies Corp. (the “Exchange Shares”) and $100,000 ($83,000 of which is acknowledged to have previously been received). It is agreed that the preferred shares issued hereunder shall be designated as 1 to 15 voting and 1 to 2.5 convertible to common.

•                     NeoHydro Technologies Corp. and COUPONZ, INC. desire to make certain representations, warranties, covenants and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

•                     For federal income tax purposes, the Parties intend that the Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

•
THE EXCHANGE

Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (“Nevada Statutes”), at the Closing (as hereinafter defined), the Parties shall do the following:

•         The shareholders of COUPONZ, INC. will sell, convey, assign, and transfer the Ownership Interest to NeoHydro Technologies Corp. by delivering to NeoHydro Technologies Corp. executed and transferable share certificates. The Ownership Interest transferred to NeoHydro Technologies Corp. at the Closing shall constitute 100% of all issued and outstanding ownership interest in the Company.

•         As consideration for its acquisition of the Ownership Interest, NeoHydro Technologies Corp. shall issue the Exchange Shares to COUPONZ, INC. by delivering a share certificate to COUPONZ, INC. evidencing the Exchange Shares (the “Exchange Shares Certificate”). Further NeoHydro Technologies Corp. shall deliver $100,000 to COUPONZ, INC. NeoHydro Technologies Corp. has previously provided to COUPONZ, INC. two loans of $20,000 each which shall be credited towards the $100,000 required hereunder.

•         For federal income tax purposes, the Exchange is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by the this Agreement consistent with such intent and shall take no position in any Tax filing or legal proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a “Plan of Reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of NeoHydro Technologies Corp. or COUPONZ, INC. has taken or failed to take, and after the Effective Time (as defined below), NeoHydro Technologies Corp. shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Effect of the Exchange. The Exchange shall have the effects set forth in the applicable provisions of the Nevada Statutes.

Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Exchange (the “Closing”) will take place at 10:00 a.m. U.S. Pacific Standard Time on July 15, 2013 or earlier upon the business day after satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article V) (the “Closing Date”), at the offices of Harold P. Gewerter, Esq., 5536 S. Ft. Apache #102, Las Vegas, NV 89148, unless another date, time or place is agreed to in writing by the Parties hereto.

Effective Time of Exchange. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the Parties shall make all filings or recordings required under Nevada Statutes. The Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes (the time the Exchange becomes effective being the “Effective Time”). NeoHydro Technologies Corp. and the Company shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

•
REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Company. Except as set forth in the disclosure schedule delivered by the COUPONZ, INC. to NeoHydro Technologies Corp. at the time of execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to NeoHydro Technologies Corp. as follows:

Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

Ownership Interest. The Ownership Interest represents 100% of the issued and outstanding shares of the Company. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company. There are no rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional ownership interests of the Company or obligating the Company to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of the ownership interests of the Company.

Authority; Noncontravention. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company and the selling shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Company’s articles of incorporation or bylaws, if any, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act of 1933, as amended (the “Securities Act”) or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

Financial Statements.

•         NeoHydro Technologies Corp. has received a copy of the unaudited consolidated financial statements of the Company (collectively, the “Company Financial Statements”). The Company Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

•         Since the date of the balance sheet (the “Company Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

•         Since the Company Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company, except as disclosed in writing to NeoHydro Technologies Corp., issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any shares or any other security of the Company and has not granted or agreed to grant any other right to subscribe for or to purchase any shares or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

Absence of Certain Changes or Events. Except as set forth on Schedule 2.01(g), since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

•         material adverse change with respect to the Company;

•         event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of NeoHydro Technologies Corp.;

•         condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

•         incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to NeoHydro Technologies Corp. in writing;

•         creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

•         transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

•         labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

•         payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

•         write-offs or write-downs of any assets of the Company;

•         creation, termination or amendment of, or waiver of any right under, any material contract of the Company;

•         damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;

•         other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or

•         agreement or commitment to do any of the foregoing.

Certain Fees. Except as set forth on Schedule 2.01(h), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

Litigation; Labor Matters; Compliance with Laws.

•         There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

•         The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Company.

•         The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

Benefit Plans. The Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any shares, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

•         Tax Returns and Tax Payments.

•         The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

•         No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

•         As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. The Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on the Company. The Company is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

Material Contract Defaults. The Company is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $50,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

Accounts Receivable. All of the accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

Properties. The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

Intellectual Property.

•         As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

•         The Company owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of the Company, none of the Company’s Intellectual Property or Company License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against the Company or its successors.

Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements incurred in the ordinary course of business or such liabilities or obligations disclosed in Schedule 2.01(g).

Full Disclosure. All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to NeoHydro Technologies Corp. or its representatives by or on behalf of any of the Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

Representations and Warranties of NeoHydro Technologies Corp.. Except as set forth in the disclosure schedule delivered by NeoHydro Technologies Corp. to the Company at the time of execution of this Agreement (the “NeoHydro Technologies Corp. Disclosure Schedule”), NeoHydro Technologies Corp. represents and warrants to the Company as follows:

Organization, Standing and Corporate Power. NeoHydro Technologies Corp. is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. NeoHydro Technologies Corp. is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to NeoHydro Technologies Corp..

Subsidiaries. NeoHydro Technologies Corp. does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise. NeoHydro Technologies Corp. previously had a subsidiary but it is being spin off as of the execution of this agreement.

Capital Structure of NeoHydro Technologies Corp.. As of the date of this Agreement, the authorized capital stock of NeoHydro Technologies Corp. consists of 480,000,000 shares of NeoHydro Technologies Corp. Common Stock, $0.00001 par value, of which 165,000,000 shares of NeoHydro Technologies Corp. Common Stock are issued and outstanding and 100,000,000 shares of preferred stock of which none are outstanding. There are no other shares of NeoHydro Technologies Corp. stock issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of NeoHydro Technologies Corp. are issued, reserved for issuance or outstanding. All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

Corporate Authority; Noncontravention. NeoHydro Technologies Corp. has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NeoHydro Technologies Corp. and the consummation by NeoHydro Technologies Corp. of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of NeoHydro Technologies Corp.. This Agreement has been duly executed and when delivered by NeoHydro Technologies Corp. shall constitute a valid and binding obligation of NeoHydro Technologies Corp., enforceable against NeoHydro Technologies Corp. in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of NeoHydro Technologies Corp. under, (i) its articles of incorporation, bylaws, or other charter documents of NeoHydro Technologies Corp. (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to NeoHydro Technologies Corp., its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to NeoHydro Technologies Corp., its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to NeoHydro Technologies Corp. or could not prevent, hinder or materially delay the ability of NeoHydro Technologies Corp. to consummate the transactions contemplated by this Agreement.

Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to NeoHydro Technologies Corp. in connection with the execution and delivery of this Agreement by NeoHydro Technologies Corp., or the consummation by NeoHydro Technologies Corp. of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.

Financial Statements.

•         The consolidated financial statements of NeoHydro Technologies Corp. included in the reports, schedules, forms, statements and other documents filed by NeoHydro Technologies Corp. with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “NeoHydro Technologies Corp. SEC Documents”), such NeoHydro Technologies Corp. SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of NeoHydro Technologies Corp. and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by NeoHydro Technologies Corp.’s independent accountants). Except as set forth in the NeoHydro Technologies Corp. SEC Documents, at the date of the most recent audited financial statements of NeoHydro Technologies Corp. included in the NeoHydro Technologies Corp. SEC Documents, NeoHydro Technologies Corp. has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to NeoHydro Technologies Corp..

Absence of Certain Changes or Events. Except as disclosed in the NeoHydro Technologies Corp. SEC Documents or as set forth on Schedule 2.02(g), since March 31, 2013 (the “NeoHydro Technologies Corp. Balance Sheet Date”) NeoHydro Technologies Corp. has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

•         material adverse change with respect to NeoHydro Technologies Corp.;

•         event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of the Company;

•         condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of NeoHydro Technologies Corp. to consummate the transactions contemplated by this Agreement;

•         incurrence, assumption or guarantee by NeoHydro Technologies Corp. of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;

•         creation or other incurrence by NeoHydro Technologies Corp. of any lien on any asset other than in the ordinary course consistent with past practices;

•         transaction or commitment made, or any contract or agreement entered into, by NeoHydro Technologies Corp. relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by NeoHydro Technologies Corp. of any contract or other right, in either case, material to NeoHydro Technologies Corp., other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

•         labor dispute, other than routine, individual grievances, or, to the knowledge of NeoHydro Technologies Corp., any activity or proceeding by a labor union or representative thereof to organize any employees of NeoHydro Technologies Corp. or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

•         payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

•         write-offs or write-downs of any assets of NeoHydro Technologies Corp.;

•         creation, termination or amendment of, or waiver of any right under, any material contract of NeoHydro Technologies Corp.;

•         damage, destruction or loss having, or reasonably expected to have, a material adverse effect on NeoHydro Technologies Corp.;

•         other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to NeoHydro Technologies Corp.; or

•         agreement or commitment to do any of the foregoing.

Certain Fees. Except as set forth on Schedule 2.02(h), no brokerage or finder’s fees or commissions are or will be payable by NeoHydro Technologies Corp. to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

Litigation; Labor Matters; Compliance with Laws.

•         There is no suit, action or proceeding or investigation pending or, to the knowledge of NeoHydro Technologies Corp., threatened against or affecting NeoHydro Technologies Corp. or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to NeoHydro Technologies Corp. or prevent, hinder or materially delay the ability of NeoHydro Technologies Corp. to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NeoHydro Technologies Corp. having, or which, insofar as reasonably could be foreseen by NeoHydro Technologies Corp., in the future could have, any such effect.

•         NeoHydro Technologies Corp. is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to NeoHydro Technologies Corp..

•         The conduct of the business of NeoHydro Technologies Corp. complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

Benefit Plans. NeoHydro Technologies Corp. is not a party to any Benefit Plan under which NeoHydro Technologies Corp. currently has an obligation to provide benefits to any current or former employee, officer or director of NeoHydro Technologies Corp..

Certain Employee Payments. NeoHydro Technologies Corp. is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of NeoHydro Technologies Corp. of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Tax Returns and Tax Payments.

•                     NeoHydro Technologies Corp. has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by NeoHydro Technologies Corp. has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). NeoHydro Technologies Corp. is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to NeoHydro Technologies Corp. by a taxing authority in a jurisdiction where NeoHydro Technologies Corp. does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of NeoHydro Technologies Corp. did not, as of the NeoHydro Technologies Corp. Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the NeoHydro Technologies Corp. Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of NeoHydro Technologies Corp. and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of NeoHydro Technologies Corp..

•                     No material claim for unpaid Taxes has been made or become a lien against the property of NeoHydro Technologies Corp. or is being asserted against NeoHydro Technologies Corp., no audit of any Tax Return of NeoHydro Technologies Corp. is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by NeoHydro Technologies Corp. and is currently in effect. NeoHydro Technologies Corp. has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

Environmental Matters. NeoHydro Technologies Corp. is in compliance with all Environmental Laws in all material respects. NeoHydro Technologies Corp. holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on NeoHydro Technologies Corp.. NeoHydro Technologies Corp. is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by NeoHydro Technologies Corp. or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to NeoHydro Technologies Corp.. NeoHydro Technologies Corp. has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to NeoHydro Technologies Corp.. NeoHydro Technologies Corp. has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on NeoHydro Technologies Corp.. There are no past, pending or threatened claims under Environmental Laws against NeoHydro Technologies Corp. and NeoHydro Technologies Corp. is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against NeoHydro Technologies Corp. pursuant to Environmental Laws.

Material Contract Defaults. NeoHydro Technologies Corp. is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any NeoHydro Technologies Corp. Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “NeoHydro Technologies Corp. Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which NeoHydro Technologies Corp. is a party (i) with expected receipts or expenditures in excess of $5,000, (ii) requiring NeoHydro Technologies Corp. to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $5,000 or more, including guarantees of such indebtedness, or (v) which, if breached by NeoHydro Technologies Corp. in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from NeoHydro Technologies Corp. or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

Properties. NeoHydro Technologies Corp. has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by NeoHydro Technologies Corp. or acquired after the date thereof which are, individually or in the aggregate, material to NeoHydro Technologies Corp.’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by NeoHydro Technologies Corp. are held by them under valid, subsisting and enforceable leases of which NeoHydro Technologies Corp. is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

Intellectual Property. NeoHydro Technologies Corp. owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of NeoHydro Technologies Corp.’s licenses to use Software programs are current and have been paid for the appropriate number of users. To the knowledge of NeoHydro Technologies Corp., none of NeoHydro Technologies Corp.’s Intellectual Property or NeoHydro Technologies Corp. License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against NeoHydro Technologies Corp. or its successors.

Board Determination. The Board of Directors of NeoHydro Technologies Corp. has unanimously determined that the terms of the Exchange are fair to and in the best interests of NeoHydro Technologies Corp. and its stockholders.

Required NeoHydro Technologies Corp. Share Issuance Approval. NeoHydro Technologies Corp. represents that the issuance of the Exchange Shares to the Selling Member will be in compliance with the Nevada Statutes and the Bylaws of NeoHydro Technologies Corp..

Undisclosed Liabilities. NeoHydro Technologies Corp. has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the NeoHydro Technologies Corp. SEC Documents incurred in the ordinary course of business.

Full Disclosure. All of the representations and warranties made by NeoHydro Technologies Corp. in this Agreement, and all statements set forth in the certificates delivered by NeoHydro Technologies Corp. at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by NeoHydro Technologies Corp. pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of NeoHydro Technologies Corp. and the NeoHydro Technologies Corp. Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

Conduct of the Company and NeoHydro Technologies Corp.. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Company and NeoHydro Technologies Corp. shall not, unless mutually agreed to in writing:

•         engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

•         sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

•         fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

•         except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to the Company and NeoHydro Technologies Corp. or their business or assets; or

•         make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

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ADDITIONAL AGREEMENTS

Access to Information; Confidentiality.

•             The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to NeoHydro Technologies Corp. and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its officers, employees and representatives to, furnish promptly to NeoHydro Technologies Corp. all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of NeoHydro Technologies Corp. set forth herein and compliance by NeoHydro Technologies Corp. of its obligations hereunder, during the period prior to the Effective Time, NeoHydro Technologies Corp. shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of NeoHydro Technologies Corp. set forth herein and compliance by NeoHydro Technologies Corp. of its obligations hereunder, and, during such period, NeoHydro Technologies Corp. shall, and shall cause its officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and NeoHydro Technologies Corp. will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

•             No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. NeoHydro Technologies Corp. and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Public Announcements. NeoHydro Technologies Corp., on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The Parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

No Solicitation. Except as previously agreed to in writing by the other party, neither the Company nor NeoHydro Technologies Corp. shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving the Company or NeoHydro Technologies Corp., respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to either the Company or NeoHydro Technologies Corp. of the transactions contemplated hereby. The Company or NeoHydro Technologies Corp. will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Parties conducted heretofore with respect to any of the foregoing.

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CONDITIONS PRECEDENT

Conditions to Each Party’s Obligation to Effect the Exchange. The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on NeoHydro Technologies Corp. or the Company shall have been obtained, made or occurred.

(c) No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, NeoHydro Technologies Corp. or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or NeoHydro Technologies Corp.

Conditions Precedent to Obligations of NeoHydro Technologies Corp.. The obligation of NeoHydro Technologies Corp. to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

•                                             (a) Shareholder Approval. The shareholders of NeoHydro Technologies Corp. must have approved this agreement and the terms and conditions thereof.

Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

Consents. NeoHydro Technologies Corp. shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

Delivery of the Assignment of Ownership Interest. The selling shareholders shall have delivered the share certificates to NeoHydro Technologies Corp. on the Closing Date.

Due Diligence Investigation. NeoHydro Technologies Corp. shall be reasonably satisfied with the results of its due diligence investigation of the Company in its sole and absolute discretion.

Conditions Precedent to Obligation of the Company. The obligation of the Company to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Representations, Warranties and Covenants. The representations and warranties of NeoHydro Technologies Corp. in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) NeoHydro Technologies Corp. shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of NeoHydro Technologies Corp. that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on NeoHydro Technologies Corp..

Board Resolutions. The Company shall have received resolutions duly adopted by NeoHydro Technologies Corp.’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(e) Delivery of the Exchange Shares Certificate. The Company shall have received the Exchange Shares Certificate on the Closing Date.

(f) Current Report. NeoHydro Technologies Corp. shall file a Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Exchange.

(g) Due Diligence Investigation. The Company shall be reasonably satisfied with the results of its due diligence investigation of NeoHydro Technologies Corp. in its sole and absolute discretion.

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TERMINATION, AMENDMENT AND WAIVER

Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Exchange:

•             by mutual written consent of NeoHydro Technologies Corp. and the Company;

•             by either NeoHydro Technologies Corp. or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

•             by either NeoHydro Technologies Corp. or the Company if the Exchange shall not have been consummated on or before September 30, 2013 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time.);

•             by NeoHydro Technologies Corp., if a material adverse change shall have occurred relative to the Company (and not curable within thirty (30) days);

•             by the Company if a material adverse change shall have occurred relative to NeoHydro Technologies Corp. (and not curable within thirty (30) days);

•             by NeoHydro Technologies Corp., if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

•             by the Company, if NeoHydro Technologies Corp. willfully fails to perform in any material respect any of its obligations under this Agreement.

Effect of Termination. In the event of termination of this Agreement by either the Company or NeoHydro Technologies Corp. as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NeoHydro Technologies Corp. or the Company, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of NeoHydro Technologies Corp. and of the Company.

Extension; Waiver. Subject to Section 6.01(c), at any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Return of Documents. In the event of termination of this Agreement for any reason, NeoHydro Technologies Corp. and the Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. NeoHydro Technologies Corp. and the Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

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INDEMNIFICATION AND RELATED MATTERS

Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

Indemnification.

•             NeoHydro Technologies Corp. shall indemnify and hold the selling shareholders and the Company harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which NeoHydro Technologies Corp. may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by NeoHydro Technologies Corp. as set forth herein.

•             The Company and selling shareholders shall jointly indemnify and hold NeoHydro Technologies Corp. and NeoHydro Technologies Corp.’s officers and directors (“NeoHydro Technologies Corp.’s Representatives”) harmless for, from and against any and all Losses to which NeoHydro Technologies Corp. or NeoHydro Technologies Corp.’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by the Company as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing; or (B) the operations of the Company prior to the Closing.

Notice of Indemnification. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

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GENERAL PROVISIONS

Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to NeoHydro Technologies Corp.:
2200 Yarbrough Avenue

Suite B 305

El Paso TX 79925

If to the Company:

8251 Shaded Arbors St.

Las Vegas, NV 89139

Definitions. For purposes of this Agreement:

•             an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

•             “material adverse change” or “material adverse effect” means, when used in connection with the Company or NeoHydro Technologies Corp., any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of NeoHydro Technologies Corp. to the consummation of the Exchange);

•             “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and (d) a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other Parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Attorneys Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party or Parties shall be entitled to recover from the other party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

Currency. All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

NeoHydro Technologies Corp.

By: _____________________________________

David Gasparine, President

Couponz, Inc.

By: ______________________________________

David Gasparine, President

By:______________________________________

David Gasparine, Shareholder

By:______________________________________

Kenneth Kettleson, Shareholder

By:______________________________________

Dennis Davis, Shareholder

By:______________________________________

Tom Cook, Shareholder

By:______________________________________

Christopher Cheney, Shareholder

By:______________________________________

Craigstone Ltd, Shareholder

By:______________________________________

Jolene Williams, Shareholder